EXHIBIT 5.01


FRANK J. HARITON, ATTORNEY AT LAW

1065 Dobbs Ferry Road, White Plains, New York 10607 TEL (914) 674-4373 FAX (914) 693-2963


                                       July 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Adirondack Pure Springs Mt. Water Co., Inc. - Registration Statement
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         on Form S-8
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Gentlemen:

         I have been requested by Adirondack Pure Springs Mt. Water Co., Inc, a New York corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 3,060,000 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: a Consulting Agreement between the Company and American Equity Financing, Inc. (the "Plan").

         In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel".

                                       Very truly yours,


                                       /s/ FRANK J. HARITON
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                                       Frank J. Hariton